Exhibit 32.1

GROWBLOX SCIENCES, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Craig Ellins, in his capacities as Chief Executive Officer and President, of Growblox Sciences, Inc. do each hereby certify that the Form 10-K of Growblox Sciences, Inc. for the year ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Growblox Sciences, Inc.

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

Executed this 29th day of June, 2015.

/s/ Craig Ellins
Craig Ellins
Chief Executive Officer and Chairman of the Board